EXHIBIT 10.31

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

JULY 31, 2009 AMENDED CONVERTIBLE NOTE

FOR VALUE RECEIVED, AccessKey IP, Inc., a Nevada corporation, having a place of business at 8100 M4 Wyoming Blvd NE, Suite 420, Albuquerque, New Mexico, 87113, INC. (the “Maker” or the “Company”), hereby promises to pay to the order of Physicians Healthcare Management Group, Inc., a Nevada corporation (“Holder”), having his principal address at 700 S. Royal Poinciana Blvd., Suite 506, Miami, FL  33166, the sum of $715,015.10, plus interest which accrues hereafter.

1.  Maturity.  The amount outstanding under this Note will be due and payable at the address of Holder or such other place as Holder may designate on or before January 28, 2010 (the “Maturity Date”).

2.  Payments of Interest and Principal. $797,360.96 shall be payable on or before the Maturity Date.

3.  Interest Rate.  The outstanding principal balance of this Note shall bear interest at a rate per annum equal to 22.0% per annum, amortized monthly.

4.  Optional Prepayment.  Subject to customary equity conditions, the Company may at any time, upon 30 days written notice, prepay all of the outstanding Notes on a pro-rata basis at 110% of the outstanding principal balance. In the event that Maker sends a Prepayment Notice to Holder, Holder may elect prior to the Prepayment Date to convert into common stock of the Company pursuant to Section 5 hereof, all or part of the amount of principal to be repaid by the proposed Prepayment instead of receiving such prepayment.

5.  Optional/Mandatory Conversion. At any time prior to repayment of all amounts due as provided under the Note, $300,000 of the Note shall be convertible at the option of the Holder into fully paid and non-assessable shares of Company Common Stock. Company payments of the outstanding principal balance shall be applied first to the non-convertible portion of the Note, and then to the convertible portion of the Note.  The number of shares of Company Common Stock that Holder shall be entitled to receive upon conversion shall be equal to the number attained by dividing the principal, including accrued interest pursuant to the Note being converted by the Conversion Price.  The “Conversion Price” shall 50% of the lesser of the following:

a) $.0125
b) the closing bid price for Common Stock on the trading day one day prior to a Holder Notice of Conversion, or
c) the average closing bid price for Common Stock on the five trading days immediately prior to a Holder Notice of Conversion, or if a registration statement is not effective on the 180 day anniversary of Closing (“d” and “e” not otherwise applying),
d) the closing bid price for Common Stock on the 180 day anniversary of Closing, or
e) the average closing bid price for Common Stock on the five trading days immediately prior to the 180 day anniversary of Closing.

A.  In order to exercise the conversion privilege, Holder shall give written notice of conversion to the Company stating Holder’s election to convert this Note or the portion thereof in whole or in part, as specified in said notice.  As promptly as practicable after receipt of the notice, the Company shall issue and shall deliver to Holder a certificate or certificates for the number of full shares of Company Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of Holder in accordance with the provisions of this Section 5.

B.  Each conversion shall be deemed to have been effected on the date the conversion notice shall have been received by the Company, as aforesaid, and on said date, Holder shall be deemed to have become the holder of record of the shares of Common Stock issuable upon such conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  Any amounts so converted shall not be reborrowed.

C.  The Holder shall not be entitled to shares upon conversion, if such conversion would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such exercise or conversion date, including:

(i) the number of shares of common stock beneficially owned by the Holder and its affiliates, and

(ii) the number of shares of common stock issuable upon the exercise of the warrant and/or options and/or conversion.

For the purposes of this provision as set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall be limited to aggregate warrant and/or option exercises and/or conversion of only 4.99% and aggregate warrant and/or option exercises and/or conversion by the Holder may not exceed 4.99%.  The Holder may void the exercise limitation described in this Section upon 61 days prior written notice to the Company.  The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

In the event that a conversion notice is sent to the Company, and the shares are not issuable to the Holder because it would cause the Holder’s shareholdings in the company to exceed 4.99%, the Company shall instead issue a non-interest bearing Fixed Price Convertible Note, with the same terms as herein, except that the conversion price shall be fixed, equal to the conversion price on the notice of conversion.

6.  Security.  There shall be no security for the repayment of this Note.

7.  Short-Hold Covenant.  Holder covenants and agrees that, so long as any indebtedness is outstanding hereunder, Holder shall not at any time hold or maintain a short position with respect to the securities of the Maker.

8.  Covenants.  Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will comply with each of the following covenants (except in any case where Holder has specifically consented otherwise in writing):

A.  Notice of Event of Default.  Maker shall furnish to Holder notice of the occurrence of any Event of Default (as defined herein) within five (5) days after it becomes known to an executive officer of Maker.

9.  Event of Default.  For purposes of this Note, the Maker shall be in default hereunder (and an “Event of Default” shall have occurred hereunder) if:

A.  Maker shall fail to pay when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Holder hereunder or otherwise;

B.  Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraph A above), and such default shall continue uncured for twenty (20) days after notice thereof to Maker given by Holder, or if an Event of Default shall occur under any other Loan Document;

C.  Maker: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ten (10) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

10.  Consequences of Default.  Upon the occurrence of an Event of Default and at any time thereafter, the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, shall become immediately due and payable.  In addition, the principal balance and all past-due interest shall thereafter bear interest at the rate of 25% per annum until paid; and the exercise price under the attached Warrant shall be reduced to One Hundred Dollars ($100.00) collectively, and the number of Common Shares and Preferred Shares into which it becomes exercisable shall triple. Failure to provide notice shall not constitute a waiver of this right.

11.  Liquidated Damages/Remedies not Exclusive.

A. The remedies of Holder provided herein or otherwise available to Holder at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Holder, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

B. Liquidated Damages In the event that the Company fails to deliver the shares when due, whether by Section 4, or 5, or otherwise, the number of shares otherwise due shall increase by 3% for each month or partial month, until the Company does deliver such shares. The parties agree that this is a reasonable amount for liquidated damages, given the difficulty to determine, in advance, what actual damages may lie.

12.  Notice.  All notices required to be given to any of the parties hereunder shall be in writing and shall he deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address first set forth above. Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

13.  Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.  Successors and Assigns. This Note inures to the benefit of the Holder and binds the Maker, and its respective successors and assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

15.  Assignment. The Maker may assign or transfer its duties hereunder with the written consent of the Holder.

16.  Waiver of Formalities. Except as provided in this Note, presentment, protest, notice, notice of dishonor, demand for payment, notice of protest and notice of non-payment are hereby waived.

17.  Non-Waiver by Holder. The failure or delay by the Holder of this Note in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights, except in an instrument in writing signed by the Holder.

18.  Entire Instrument.  This Note embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether express or implied, oral and written.

19.  Modifications.  This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Holder.

20.  Governing Law.  This instrument shall be construed according to and governed by the laws of the State of Florida.

21.  Consent to Jurisdiction and Service of Process.  Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such, officer; and Maker agrees that the courts of the State of Florida shall have jurisdiction with respect to the subject matter hereof and the person of Maker. Notwithstanding the foregoing, Holder, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties may be located.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date written above.

MAKER AccessKey IP, Inc. Bruce Palmer. President

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”) AND SHALL NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND STATE ACTS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

CLASS A STOCK PURCHASE WARRANT

Warrant No. 0736109-01	Number of Shares: 25,000,000

ACCESSKEY IP, INC.
COMMON STOCK, NO PAR VALUE PER SHARE
VOID AFTER 5:00 P.M. EASTERN STANDARD TIME
ON DECEMBER 31, 2013

This Warrant is issued to Physicians Healthcare Management Group, Inc. (“Holder”) by AccessKey IP, Inc. (the “Company”), a Nevada corporation, having a place of business at 8100 M4 Wyoming Blvd NE, Suite 420, Albuquerque, New Mexico.

For value received and subject to the terms and conditions hereinafter set out, Holder is entitled to purchase from the Company 25,000,000 fully paid and nonassessable shares of common stock, no par value per share (“Common Shares”) of the Company, at a purchase price per share of $0.005 per share, or an aggregate of One Hundred Fifty Thousand Dollars ($150,000.00).

The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the exercise form annexed hereto duly executed, at the office of the Company, or such other office as the Company shall notify the Holder in writing, together with a certified or bank cashier’s check payable to the order of the Company in the amount of the Purchase Price times the number of Common Shares being purchased.

1.    The person or persons in whose name or names any certificate representing Common Shares is issued hereunder shall be deemed to have become the holder of record of the Common Shares represented thereby as of the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.  Until such time as this Warrant is exercised or terminates, the Purchase Price payable and the number and character of securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

2.   Unless previously exercised, this Warrant shall expire at 5:00 p.m. Eastern Standard Time, on December 31, 2014 and shall be void thereafter or can be extended at the Company’s discretion (“Expiration Date”).

3.    The Company covenants that it will at all times reserve and keep available a number of its authorized Common Shares, free from all preemptive rights, which will be sufficient to permit the exercise of this Warrant.  The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant, upon issuance, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges.

4.    If the Company subdivides its outstanding Common Shares, by split-up or otherwise, or combines its outstanding Common Shares, the Purchase Price then applicable to shares covered by this Warrant shall forthwith be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

5.    If (a) the Company reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (but only if the Company is not the surviving corporation and no longer has more than a single shareholder) or sells, transfers or otherwise disposes of all or substantially all its property, assets, or business to another corporation, and (b) pursuant to the terms of such reorganization, reclassification, merger, consolidation, or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock, or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Shares, then (c) Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon such reorganization, reclassification, merger, consolidation, or disposition of assets as a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such event. At the time of such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to adjust the number of shares of the common stock of the successor or acquiring corporation for which this Warrant is exercisable. For purposes of this section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock, or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, or disposition of assets.

6.    If a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a merger or consolidation of the Company) is at any time proposed during the term of this Warrant, the Company shall give written notice to the Holder at least thirty days prior to the record date of the proposed transaction.  The notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which must be at least thirty days after the giving of the notice) as of which holders of the Common Shares entitled to receive distributions as a result of the transaction shall be determined; (3) a brief description of the transaction; (4) a brief description of the distributions, if any, to be made to holders of the Common Shares as a result of the transaction; and (5) an estimate of the fair market value of the distributions.  On the date of the transaction, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

7.    In no event shall any fractional Common Share of the Company be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 7, be entitled to receive a fractional Common Share, then the Company shall issue the next higher number of full Common Shares, issuing a full share with respect to such fractional share.  If this Warrant is exercised at one time for less than the maximum number of Common Shares purchasable upon the exercise hereof, the Company shall issue to the Holder a new warrant of like tenor and date representing the number of Common Shares equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

8.    Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

9.    If at any time prior to the expiration or exercise of this Warrant, the Company shall pay any dividend or make any distribution upon its Common Shares or shall make any subdivision or combination of, or other change in its Common Shares, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to Holder at least thirty full business days prior to the record date set for determining the holders of Common Shares who shall participate in such dividend, distribution, subdivision, combination or other change.  Such notice shall also specify the record date as of which holders of Common Shares who shall participate in such dividend or distribution is to be determined.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution.

10.    The Company will maintain a register containing the names and addresses of the Holder and any assignees of this Warrant.  Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered by confirmed facsimile or telecopy or by a recognized overnight courier, addressed to Holder at the address shown on the warrant register.

11.    This Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (“State Acts”) or regulations in reliance upon exemptions under the Securities Act, and exemptions under the State Acts. Subject to compliance with the Securities Act and State Acts, this Warrant and all rights hereunder are transferable in whole or in part, at the office of the Company at which this Warrant is exercisable, upon surrender of this Warrant together with the assignment hereof properly endorsed. The Common Stock into which the Warrants are exercisable will have piggyback registration rights, and the Warrants will be transferable. If within 90 days, the Company does not register the shares of Common Stock into which the Warrants are exercisable, or the shares of Common Stock into which the Warrants are exercisable are not otherwise freely tradable, then, at Holder’s option, the Warrant exercise may be cashless.

12.    In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity with sufficient surety satisfactory to the Company.

13.    Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, the Company may require Holder to make such representations, and may place such legends on certificates representing the Common Shares issuable upon exercise of this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit such Common Shares to be issued without such registration.

14.    This Warrant does not entitle Holder to any of the rights of a stockholder of the Company.

15.    Nothing expressed in this Warrant and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties to this Agreement any covenant, condition, stipulation, promise, or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

16.    The provisions and terms of this Warrant shall be construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of JULY 31, 2009.

AccessKey IP, Inc.

By:
Bruce Palmer, President